Exhibit 99.1

Genius Brands International, Inc.

Investment Community Update Conference Call

August-13-2018

Operator: Greetings and welcome to the Genius Brands International, Inc., Investment Community Update Conference Call. At this time all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Matthew Abenante, Senior Vice President at Porter, LeVay & Rose.

Matthew Abenante: Thank you very much. And thank you, everyone, for joining us today. Certain statements on today’s call constitute forward-looking statements within the meaning of the Federal Securities laws. Words such as may, might, will, should, believe, expect, anticipate, estimate, continue, predict, forecast, project, plan, intend, or similar expressions or statements regarding intent, belief, or current expectations are forward-looking statements. While the company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of today’s call.

These forward-looking statements are based on current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the headline Risk Factors and other filings with the Securities and Exchange Commission, not limited to risk factors relating to its patent business contained therein. Thus, actual results could be materially different. The company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

And now with that, I’ll turn the floor over to Andy Heyward.

Andrew Heyward: Okay, thank you, Matthew. And welcome everybody. Good afternoon on the East Coast. Good morning on the West Coast. Today we’re going to be filing our 10-Q for first quarter, 2018. Revenue was uneventful, since, as expected, there were no deliveries in this quarter, and our revenues come in quarters where we deliver our programs. Generally, those are the fourth quarter. We did elect the write down of our series, SpacePOP, which domestically has not met expectations--and with our policy of keeping our balance sheet clean and not carrying any impaired assets.

What is important to note, however, is the emergence of three strong drivers of revenues and earnings of Genius Brands, which we will see later in this year and in 2019. They are two media content brands as well as the Genius Brands distribution system. The content brands are Rainbow Rangers, debuting on Nickelodeon in November, and Llama Llama, already on Netflix--and now Greenlit by Netflix, in production on its second season.

Rainbow Rangers will be the first to have an impact, led by Mattel Toys. We currently have 22 different companies who have become licensees of the Rainbow Rangers brand, and they are manufacturing product across every major category, including toys, publishing, apparel, bedding, sleepwear, accessories, youth electronics, stationery and school supplies, health and beauty, sporting goods, and a live touring stage show.

Additionally, we’re in active negotiations, which we intend to complete shortly, with footwear, games, oral care, crafts, and activity kits, bath products, sunglasses, and vitamins. There are approximately 377 SKUs, or different products, coming into the marketplace on Rainbow Rangers and being manufactured as we speak. They will debut in third quarter 2019. The consumer products’ presence is led by our global master toy licensee, Mattel, who itself will be manufacturing three-inch dolls, six-inch dolls, large dolls, plush dolls, play sets, vehicles, and various accessories.

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All of these have significant minimum guarantees to Genius Brands and cumulatively total many millions of dollars. The Mattel toy guarantee alone is almost $5 million. The shows will begin delivery in November and will be complete in March 2019, and revenues can be recognized upon delivery to Nickelodeon in the U.S. and broadcasters worldwide, many of which are already in place and with many more to come.

Of course, we have every reason to believe that the series Rainbow Rangers will be successful and that its success will stimulate consumer sales in volumes significantly beyond the minimum guarantees. A large success in the order of a Power Rangers or a Ninja Turtles or a Strawberry Shortcake generates billions of dollars of retail sales and many tens of millions of dollars of royalty income and, in fact, not infrequently even hundreds of millions of dollars of royalty income.

This is not uncommon. And myself and our team, which comes largely out of the Walt Disney Company and Hasbro Toys, has had the privilege of being a part of several such brands in the past. As previously stated, the creators we have brought in on Rainbow Rangers were the director of Disney’s Lion King and the co-writer of Disney’s Frozen, both major blockbusters, of course. I have been saying for some time that such success is very much a possibility with the brands we have positioned in the marketplace, and I believe that to be the case more so now than ever.

Llama Llama, with a hit series now on Netflix, has a similarly robust lineup as Rainbow Rangers, with 14 licensees in key categories, including toys, publishing, games, puzzles, sleepwear, apparel, and over 177 different product SKUs coming into the market with, additionally, juvenile products, bedding, bath, footwear, and oral care products also under active negotiation.

Simply put, we have not one but two major content brands now positioned for success with “perfect storms” behind them. They have top-tier creative teams, top-tier broadcasters, Nickelodeon and Netflix, a broad array of consumer product companies, almost all of which are Disney licensees and the top company in their class, manufacturing hundreds of products coming into the marketplace, based out of these characters and strong retail support, starting with Wal-Mart, Target, and Amazon.

I have been in this business for many years, and I honestly can’t recall ever having seen one company, other than the Walt Disney Studios, which has not one but two major brands, poised to impact the marketplace. The third driver that we have coming forward is our distribution system, known as the Genius Brands Network. The system is composed of two kids’ channels, Kid Genius Cartoons for older kids and Baby Genius TV for younger ones.

As we announced this morning the Genius Brands Network is now in over 80 million U.S. TV households. We have--Cox Cable, Tubi, and Zoomo have joined today in expanding a network distribution roster that already includes Comcast, Amazon, Apple TV, Roku, and YouTube. The Genius Brands Network now available in over 80 million U.S. TV households represents a 33 percent increase in the reach from our last publicly reported total in April. This is a result of multi-year distribution deal with Cox as well as new deals with Tubi and Zoomo.

So, what does all this mean to shareholders? Building the audience equals revenue. Platform expansions all lead to increased viewership, providing advertising impressions from which we sell, and paying subscribers to join. We’re in a growth period where we will see increases in both advertising revenue and subscribers in Q4, due to the increased distribution and viewership. The network, which is composed, as I said, of Kid Genius Cartoon Channel and Baby Genius TV, is distributed across multiple over-the-top platforms as both ad-supported video on demand and subscriber video on demand, SVOD services.

The addition of the Genius Brands Network channels on Cox, which is both AVOD and SVOD, Tubi, which is AVOD, and Zoomo, which is AVOD, rounds out a growing distribution roster that, as I said, includes Amazon Prime, Comcast, Xfinity On Demand, Roku, Apple TV, Amazon Fire, and YouTube. We now have a dynamic distribution system, which can reach two out of every three kids in America. Such a system is very valuable and will be bringing forth substantial revenue for us as advertising, sponsorships, and subscriptions grow in 2018, 2019, and beyond.

In addition to the above, effective Q3 this year, Samsung’s “Samsung Kids,” an award-winning all-in-one subscription service featuring movies, TV shows, games, and books for children, three- to eight-year-olds, has added Genius Brands’ Warren Buffet’s Secret Millionaires Club and Thomas Edison’s Secret Lab onto their service.

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Lastly, in distribution, Cheddar, the leading digital streaming business network distributed--debuted Genius Brands’ Animated Children’s Series Warren Buffet’s Secret Millionaires Club on June 23. This was created with and starring an animated Warren Buffet and the series’ features, for which we’re being paid a cash license fee. And that, as well as the Samsung kids’ deal, will appear in our year-end revenues.

So, in sum, the combination of Rainbow Rangers and Llama Llama coming into the marketplace in a very bold way, as well as the increasing footprint of the Genius Brands distribution system, is going to be a powerful driver of revenue showing up in 2019. The pipeline of new products we have is robust. It has pre-sold names with strong brand equity. And we’ll do a separate announcement of those in Q4. The company, as of today, has no corporate debt--has plenty of cash. We’ll have adequate cash in place as well as we shortly move forward with production of Season 2 of Rainbow Rangers.

Mattel, as well as other licensees, are significantly down the road designing product and brand extensions already for the second season, which will debut in 2020. The company continues, and will continue, to invest in the creation of powerful kids’ brands and our growing distribution system. We’re confident that our investor patients will be richly rewarded.

At this point I’ll be happy to take any questions.

Operator: At this time we will be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

One moment, please, while we poll for questions.

Our first question comes from Ishfaque Faruk, WestPark Capital. Please proceed with your question.

Ishfaque Faruk: Hi. Good morning, Andy.

Andrew Heyward: Good morning.

Ishfaque Faruk: A couple of questions from me. First of all, for Llama Llama, do you have any updates on the production side and the timing of the holiday specials, as well as Season 2, in terms of delivery and when Genius Brands will get a recognized payment?

Andrew Heyward: I don’t have that in front of me. We’ll find that information, and we’ll get back to you. Production has started. We have--the entire production team is in place, writers are writing, the director has been engaged for the second season. We’ve made all of our studio deals through--the subcontract animation for us. Everything is in place and has started. As far as the deliveries of the various elements, the specials and the series itself, I’ll find that information, and we’ll get it back to you.

Ishfaque Faruk: All right, perfect. Okay, yeah. And my second question, in terms of Rainbow Rangers, you mentioned that it’s going to be delivered to Nickelodeon in November. Do you have a sense for--a preliminary sense for if there is going to be a potential for renewal in the coming months?

Andrew Heyward: Well, of course, we’ll find that out very quickly. The show goes on the air November 5. We have very high expectations for this show, as does Nickelodeon. They’re running it, as you may know, five days a week, not once--.

Ishfaque Faruk: --Yeah--.

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Andrew Heyward: --Which is typical of them. They start a show one day a week, and in success they move it to five days a week. We’re going in a five-day-a-week rotation right from the beginning. They have chosen to put the show on in the November sweeps, which is the most important period for a broadcaster. That’s when advertising rates are determined for the full year. And they have done this based on all the materials that they’ve read, seeing rough cuts, and being very intimately familiar with the production from beginning--since it started.

So, I would suspect that by the end of November we’ll have some instincts there. I can tell you that internally we’ve already started developing a theme for the second season. We have been working very closely with Mattel. I have been in New York twice in the last two weeks to review with them the second-year brand line and the extension, where we’re going. And we’ve also internally at Genius started development of a spin-off series in anticipation of success, one that will be aimed at a slightly different target, so we don’t cannibalize the existing business that we’re going to have. And we’ll be able to add onto it with the clout that we expect to enjoy and leverage with Nickelodeon afterwards.

Ishfaque Faruk: Okay, yeah. So, you’re pretty optimistic regarding the renewal for Rainbow Rangers. And also you mentioned a spin-off. That’s going to be a spin-off from Rainbow Rangers or some other property?

Andrew Heyward: No, from Rainbow Rangers. We’re working on that right now. We have a writer engaged, and we’re down the road. And by November when the show is on the air, and assuming it’s successful, we will be right in the Nickelodeon offices offering this to them.

Ishfaque Faruk: All right, wonderful. Thank you, Andy.

Operator: Our next question comes from Jeff Silver, Berson & Corrado. Please proceed with your question.

Jeff Silver: Hi, Andy. I have a few questions. I just wanted to get clear on one or two things. The 377 SKU’s, with respect to Rainbow Rangers--and we know it airs November, 2018, did I hear you say that the SKUs merchandise, hits in third quarter of 2019? Or are we going to start to see that in 2018?

Andrew Heyward: The bulk of the merchandise will be in 2019, Q3. The reason for that, and this is very much an art form of when do you put merchandise on the shelf, was really triangulated for us by Mattel Research.

It’s very important that the appetite is very strong with the audience. If you put product on-shelf the time that the show goes on the air, the appetite hasn’t built up yet enough. We’re going to need the quarters of broadcasts and, as Mattel likes to say, those failed Google searches looking for product, so that when suddenly product goes on-shelf, there will be a frenzy for it.

Jeff Silver: Right. No, that makes sense. And if I recall, I guess standard in the industry is that you recognize revenue--license revenue--a quarter in arrears. Is that correct?

Andrew Heyward: I’m not sure how licensing revenue is recognized, and I’m going to refer you to our CFO, Bob Denton, and I’ll ask him to be in touch with you directly afterwards. Broadcast revenue is recognized when the shows are delivered and have been accepted and available for broadcast.

Jeff Silver: Great.

Robert Denton: Andy? I can answer that now, if you’d like, Andy.

Andrew Heyward: Oh, go ahead, Bob. Sorry.

Robert Denton: The licensing and merchandise contracts are recognized, either the straight line method over the term of the license or in the instance when the minimum guarantee has been earned out, and now they’re paying royalties. We’ll record those as received. So, initially it’s set up straight line over the term. But, once it’s successful, you start recognizing royalties quarterly as the money comes in.

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Jeff Silver: So, with respect to the licensing arrangements with Rainbow Rangers, we’re really looking at fourth quarter 2019, first quarter of calendar 2020, correct?

Robert Denton: Yes.

Jeff Silver: Okay. Andy, can you clarify for us, the Kid Genius Cartoon channel on Amazon, is--are you lumping that into the 80 million potential viewer number, or is that something separate? And can you tell us, at least qualitatively because it’s not showing up in the numbers, how that program is doing?

Andrew Heyward: Yeah. The program--we’re talking about Amazon Prime, which is an SVOD program--.

Jeff Silver: --Yes--.

Andrew Heyward: --As opposed to the Amazon Fire program. That has been a slow build, but it is a consistent build. It has been gaining about 15 percent every month since we launched it. And we’ve seen, in fact, it growing a little bit more recently. But, it starts off slow, and we’re being very cautious about money that we put behind it to promote it. We’re talking to a number of digital marketing companies right now to help accelerate that for us. That is a separate universe from the 80 million that we are in everywhere else. Amazon Prime has its own universe, which I think by itself is close to 100 million now. And I think it’s going to be--it’s forecast to be 200 million within the next three years.

Jeff Silver: And I want to get back to content, but first on--so, on the Genius Brands Network, if I recall correctly, and I think you alluded to this, there is an advertising share component for Genius Brands. Can you refresh our memory as to how that works?

Andrew Heyward: Well, when you say share components, you’re talking about with the various broadcast constituents themselves?

Jeff Silver: Correct.

Andrew Heyward: Or are you talking about with third-party--.

Jeff Silver: --No, the broadcast constituents.

Andrew Heyward: Yeah, okay. Every case is different. With Comcast, for example, which is the largest cable provider in the U.S., we have a 50/50 deal with them. They are all pretty much in that area, but some of them have some variations to it. In addition, of course, we’ve acquired a lot of products, some of which we paid cash for and some we have licensed--some of which is simply on a revenue share basis, based on how much revenue is generated, allocable to the particular shows that we’ve acquired.

Jeff Silver: Okay. And so, we can just focus on content acquisition for a while. So, you’ve got Amazon Prime, and you’ve got Genius Brands, and you’ve got Rainbow Rangers on Nickelodeon and Llama Llama on Netflix. How are you rationing or determining what content to buy and where to place it? How are you managing that part of the business?

Andrew Heyward: Well, the very first-tier content that we produce will go right now on first-tier broadcasts, or like a Nickelodeon and Netflix, a Disney channel, or whoever. We have to get those properties out there with an explosion right from the start. The channel that we have will have some first-tier product, not our own, and will also have a lot of catalog product. And that’s more of a business of volume and having a lot of different content out there.

We take a property like Llama Llama, for example. These are very expensive shows to produce. Llama Llama as well as Rainbow Rangers are very expensive shows to produce. And they couldn’t be justified by putting them on our channel right now because they’re not going to earn back that money in advertising and/or subscription fees and/or sponsorships at this point in time.

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As the channel service grows and becomes more robust with more and more subscribers to it, then there will be at time where we will do that. But, we’re trying to balance where we take our top-tier properties, and we get them out very quickly with an explosion, and where we get them to places that are going to pay us a lot. Netflix pays--they pay more money than anybody today.

Jeff Silver: Right.

Andrew Heyward: So, it was very important when we started with Llama Llama that we had all the money that was required to produce this show and to do it in a first-class way--similar with Rainbow Rangers.

Jeff Silver: I mean, I would imagine that you’re always looking for the next Rainbow Rangers or Llama Llama. I guess the question is, what--where are you in the evolution of that part of the business where you are sourcing and are able to either raise money specifically for these kinds of shows or generate the capital internally? In other words, are you---what are sort of the gating factors of embarking on the next Rainbow Rangers and Llama Llama?

Andrew Heyward: Yeah, well, the first thing is to find the right talent. One of the important things with Rainbow Rangers was being able to secure these two key people from Disney Theatrical. And I underscore Disney Theatrical. They didn’t come out of Disney Television. We have got Rob Minkoff, who was the director of Lion King, and we had Shane Morris, who was co-writer of Frozen, probably Disney’s two biggest hits ever. And we brought them in on this property. And they will enjoy a taste of it themselves, which is not available for people like that inside the Walt Disney Company.

Having close relationships with the creative community, with the publishing community, with the toy community, the video game community, the talent agencies in Hollywood, the various kids’ publishers, these are all critical. And staying very close to them and them feeling confident that we can get these shows made, put on the air, and licensed and distributed worldwide and that they are going to have ongoing participation is key for us to get this talent.

We have some very important things coming forth, as I alluded to, brand names with tremendous amounts of brand equity in them that are very pre-sold with a lot of marquis value, and we’ll be talking about them more in the coming quarter when we announce them. It’s a very competitive marketplace out there, and you’ve got to zig when everybody else is zagging. And Disney is a monster of a competitor. And we are always looking for the niches that we can find our way into that they are not in right now.

So, as far as raising money for these, when we need to raise money for the shows, either we’re going to get them from the broadcast licensee that we have, or we’ll raise money on the outside. We are doing it on intelligent terms. There is always free cheese in every mousetrap. So, we’re trying to be smart about how we go about that.

Jeff Silver: Thanks. I just have one last question. We haven’t heard anything for a while about Sony. I know you can’t be specific about anything that may be in the works there, but how has that relationship evolved for you since their investment in some of the original announcements? Is it still--are you still--.

Andrew Heyward: Sony is still an investor in the company. We have a close relationship with them and we anticipate to continue to. I think their own strategy right now in kids is unclear and I expect will become--they have had a lot of personnel changes, as everybody knows. It’s no secret. And I’m sure that will become clarified in the coming quarters. Right now, it’s business as usual for us, though.

Jeff Silver: Thanks, Andy. Good luck.

Operator: As a reminder--.

Andrew Heyward: --Thank you. My pleasure--.

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Operator: --We are now conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

One moment, please, while we poll for questions. Ladies and gentlemen, we have reached the end of the question-and-answer session, and I would like to turn the call back to Andy Heyward for closing remarks.

Andrew Heyward: Closing remarks are thank you, everybody, for being here, and keep your eyes open. I neglected to mention that on November 5, when we debut Rainbow Rangers there will be a live event at Nasdaq in Times Square, and it will be live streamed as well with a number of our key partners and licensees there. And if any of our investors would like to come, you’re more than welcome. Be in touch with us, and we’ll organize that for you.

Thank you, everybody. Have a great day.

Operator: This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.

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